UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2023

BCB BANCORP, INC.

(Exact name of Registrant as Specified in its Charter)

New Jersey	0-50275	26-0065262
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

104-110 Avenue C Bayonne, New Jersey	07002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 823-0700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	BCBP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers

On March 15, 2023, the Board of Directors of BCB Bank (the “Bank”), the wholly owned subsidiary of BCB Bancorp, Inc. (the “Registrant”), amended and restated the Bank’s Executive and Director Deferred Compensation Plan effective January 1, 2023 (the “2023 Deferred Plan”). The 2023 Deferred Plan was originally effective on October 1, 2005, and is designed to comply with the requirements of Section 409A of the Internal Revenue Code. Select executives and all members of the Board of Directors of the Bank are eligible to participate in the 2023 Deferred Plan. Pursuant to the 2023 Deferred Plan, a participant may elect to defer, on a pre-tax basis, receipt of all or any portion of salary, bonus or fees and retainers received for his or her employment or service on the Board of Directors and on committees of the Board of Directors, but only to the extent such amounts are attributable to services not yet performed. The Bank credits the deferred amounts to a bookkeeping account.

The Bank may, but is not required to, make matching or discretionary contributions on behalf of participants. Any such matching or discretionary contribution will vest after the participant completes three years of service with the Bank, except that participants will automatically become 100% vested in their matching or discretionary contributions upon our change in control. Notwithstanding the foregoing, if the participant engages in injurious conduct (as defined in the 2023 Deferred Plan), all matching or discretionary contributions (whether vested or not) shall be forfeited.

A participant may elect to allocate the deferred amounts into an investment account and select among various investment options upon which the rate of return of the deferred amounts will be based. The participants’ investment accounts are adjusted periodically to reflect the deemed gains and losses attributable to the deferred amounts.

Deferred amounts will be paid out on the participant’s benefit age as designated in his or her deferral election form or upon the participant’s death, disability or separation from service, if such date is earlier than his or her designated benefit age. Distributions may also be made earlier than the participant’s designated benefit age if the distribution is necessary to satisfy a financial hardship, as defined under Section 409A of the Internal Revenue Code. At the election of the participant, the distribution may be paid out in a lump sum or in equal annual installments over a period not to exceed ten years.

The 2023 Deferred Plan is a nonqualified deferred compensation plan. The Bank may establish a “rabbi trust” to which the Bank may deposit such deferrals and earnings, but the rights of all participants to any deferred amounts represent the Bank’s unsecured promise to pay and the deferred amounts remain subject to the claims of the Bank’s creditors.

The foregoing description is qualified in its entirety by reference to the 2023 Deferred Plan attached hereto as Exhibit 10.1 which is incorporated by reference into this Item 5.02.

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On March 15, 2023, the Registrant’s Board of Directors adopted an amended and restated code of ethics. Its previous code of ethics was adopted and filed with the Securities and Exchange Commission on March 26, 2004 (the “Prior Code”). The new code of ethics is entitled Conflicts of Interest, Usurpation of Corporate Opportunity & Code of Conduct Policy (the ‘New Code”).

The New Code provides that individuals should not use their positions with, or the assets or influence of, the Bank for personal advantage or for the advantage of others; they should at all times act in the best interests of the Bank. The New Code sets forth a non-exclusive list of examples of transactions for which a conflict of interest may be present.

The New Code also states that any director, officer or employee who wishes to take personal advantage of an opportunity that might otherwise be advantageous for the Bank and is consistent with the Bank’s geographic market of business strategy, must first seek permission of the Board of Directors. It also sets forth certain ethical standards to be followed.

The New Code also sets forth certain prohibitions for conduct by the directors, officers and employees of the Bank to ensure compliance with applicable bank bribery laws.

The foregoing description is qualified in its entirety by reference to the New Code attached hereto as Exhibit 10.2 which is incorporated by reference into this Item 5.05.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following Exhibits are attached as part of this report.

Exhibit Number	Description

10.1	BCB Community Bank Executive and Director Deferred Compensation Plan

10.2	Conflicts of Interest, Usurpation of Corporate Opportunity & Code of Conduct Policy

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BCB BANCORP, INC.

DATE: March 21, 2023	By:	/s/ Ryan Blake
Ryan Blake
Senior Vice President, Chief Operating Officer
(Duly Authorized Representative)

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